Exhibit 10.6

EXHIBIT A

PAVMED INC.

One Grand Central Place, Suite 4600

New York, New York 10165

March 31, 2017

Richard Fitzgerald

330 Bair Road

Berwyn, Pennsylvania 19312

Dear Mr. Fitzgerald:

This letter agreement (this “Agreement”) will confirm the terms and conditions of the consulting arrangement between PAVmed Inc. (the “Company”) and you (“Consultant”):

1.          Consultant is hereby engaged to act as a consultant to the Company. The term of the consultancy shall be the period from April 1, 2017 until June 30, 2017, inclusive, unless earlier terminated as provided herein.

(a)       Either party may terminate the consultancy immediately upon written notice for cause. “Cause” shall include, but shall not be limited to, a material breach by a party of this Agreement or of any other agreement between the Company and the Consultant, which breach, if curable, is not cured within ten (10) days of written notice thereof from the other party.

(b)       The consultancy shall terminate automatically if the Consultant revokes the “Release” as defined in that certain Separation Agreement, dated as of March 20, 2017, by and between the Company and the Consultant (the “Separation Agreement”).

2.          During the term of the consultancy, Consultant shall provide advice and assistance to the Company in connection with the Company’s business, customers and operations and to cooperate with the Company with respect to matters relating to Consultant’s former employment by the Company (“Consulting Services”). Consultant shall render the Consulting Services to the Company as reasonably requested by the Company’s Chief Executive Officer and Chairman of the Board, and will participate in meetings or conferences as may be reasonably requested by him. In rendering the Consulting Services to the Company hereunder, Consultant will cooperate with the Company and its management, utilize professional skill and diligence to provide the expertise required in connection with such services and at all times comply with the Company’s Code of Ethics, Insider Trading Policy and other corporate policies and procedures as in effect from time to time. The Company shall not be required to furnish Consultant with any equipment or facilities.

3.          As compensation hereunder, the Company shall pay Consultant a fee of $10,000 per month (the “Monthly Fee”). In addition to the fees payable hereunder, the Company shall reimburse Consultant for all reasonable travel and out-of-pocket expenses incurred in connection with the services performed by Consultant pursuant to this Agreement, promptly after submission to the Company of appropriate evidence of such expenditures; provided, however, that any such expenses will require the Company’s prior written consent. The Consultant shall render statements to the Company as of the last day of each month during the term (or as of the termination date, if different), covering the one month period ending as of such date (or portion thereof, if the consultancy is terminated prior to a month end), detailing the Monthly Fee (prorated based on the number of days, if the consultancy is terminated prior to a month end) and the reimbursable expenses incurred hereunder during such period. Payment shall be made to Consultant within 15 days of receipt of any such statement. In the event of a dispute arises between the parties regarding any portion of an invoice, the Company shall pay all undisputed portions of the invoice, but may withhold payment of any portion disputed in good faith, without interest or penalties. The parties shall negotiate in good faith to resolve any such dispute.

4.          All notices provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered if delivered personally, by email, facsimile or by nationally recognized overnight courier (for example and not by way of limitation: Federal Express, United Parcel Service, Airborne Express), with acknowledgement of receipt required, addressed to the party to receive the same at its address below, or such other address as the party to receive the same shall have specified by written notice given in the manner provided for in this Section 5:

If to Consultant, at the address set forth above.

If to the Company:

PAVMed Inc.
One Grand Central Place, Suite 4600
New York, New York 10165
Attn: Chief Executive Officer
Tel: 212-949-4319
Fax:
Email: la@pavmed.com

With a copy to:

Graubard Miller
The Chrysler Building
New York, New York 10174
Attn: David Alan Miller, Esq. / Jeffrey M. Gallant, Esq.
Tel: 212-818-8800
Fax: 212-818-8881
Email: dmiller@graubard.com / jgallant@graubard.com

5.          Consultant hereby acknowledges that it will be performing services hereunder as an independent contractor and not as an employee or agent of the Company or any affiliate thereof. Further, Consultant shall have no authority to act for, represent or bind the Company or any affiliate thereof in any manner, except as may be expressly agreed to by the Company in writing from time to time.

6.          This Agreement, the Separation Agreement and the surviving agreements referenced in Section 2 of the Separation Agreement constitute the entire agreement between the parties relating to the matters discussed herein and may be amended or modified only with the mutual written consent of the parties.

7.          This Agreement shall terminate upon the termination of the consultancy, except for Sections 4 to 9 and the right to receive payment for fees and reimbursable expenses pursuant to Section 3 that were incurred prior to such termination.

8.          Except as otherwise provided herein, the Company will indemnify, defend, and hold harmless Consultant, from and against any and all losses, costs, damages and expenses, (including without limitation legal fees and expenses but excluding consequential, incidental or exemplary damages such as loss of profits, business or goodwill) incurred in connection with any claims, proceedings or investigations arising out of or in connection with the performance of the services pursuant to this Agreement, except those resulting from the gross negligence, willful misconduct or breach of this Agreement by Consultant. Consultant will indemnify, defend, and hold harmless the Company, its employees, officers, and directors, from an against any and all losses, costs, damages and expenses, (including without limitation legal fees and expenses) incurred in connection with any claims, proceedings or investigations arising out of or in connection with this Agreement or the services provided hereunder that result from the gross negligence, willful misconduct or breach of this Agreement by Consultant. It is agreed that each party shall notify the other party immediately, to be followed by written notice, as soon as either party becomes aware of any claim(s) made, brought or instituted against them based upon or arising out of the performance of this Agreement. Any party liable to provide indemnification hereunder shall be entitled to control the defense and settlement of any claim on which it is liable. The parties shall reasonably cooperate in the investigation, defense and settlement of any claim.

9.          This Agreement shall be governed by internal laws of the State of New York. No party may mount any objection to such forum being the only applicable jurisdiction. If a provision of this Agreement is held invalid under any applicable law, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision. Further, all terms and conditions of this Agreement shall be deemed enforceable to the fullest extent permissible under applicable law, and when necessary, the court is requested to reform any and all terms or conditions to give them such effect. The Company and Consultant each hereby irrevocably submit to the exclusive jurisdiction of the state or federal courts located in New York, New York in connection with any suit, action or other proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. The Company and Consultant also hereby agree not to assert, by way of motion, as a defense, or otherwise in any such suit, action or proceeding that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this agreement or the subject matter hereof may not be enforced by such courts.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

Very truly yours,

PAVMED INC.

	By:	/s/ Lishan Aklog
		Name:	Lishan Aklog, M.D.
		Title:	Chairman & CEO

AGREED AND ACCEPTED:

/s/ Richard Fitzgerald
Richard Fitzgerald